POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Hiroyuki Iwamoto, Kazutaka Kato and Akira Yoshimura, acting severally and not jointly, as the undersigned’s true and lawful agent and attorney-in fact, with full power of substitution and full power and authority in the undersigned’s name, place and stead, to:

(1) execute for and on behalf of the undersigned, a director of Mitsubishi UFJ Financial Group, Inc., a corporation organized and existing under the laws of Japan (the “Company”), any and all reports and amendments thereto required or considered advisable in accordance with Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such reports and amendments thereto as set forth in clause (1) above and file or submit such reports and amendments with or to the U.S. Securities and Exchange Commission, any securities exchange, the Company and any other person or entity with or to which such filings or submissions may be required, in accordance with applicable laws, rules and regulations; and

(3) take any other action of any nature whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power of authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file or submit reports under Section 16(a) of the Exchange Act and the rules and regulations thereunder in the undersigned’s capacity as a director or officer of the Company, unless revoked earlier by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 26th day of June 2026.

/s/ Hiroyuki Seki
Name: Hiroyuki Seki